Jamf announces intent to acquire Identity Automation to bring identity and device management together in one powerful, secure platform
Identity Automation adds dynamic and automated role-based access capability to Jamf’s endpoint management and security platform
MINNEAPOLIS, March 03, 2025 (GLOBE NEWSWIRE) -- Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced it signed a definitive agreement to acquire Identity Automation. Identity Automation is a dynamic identity and access management (IAM) platform for industries that are defined by frequent role adjustments, such as education and healthcare. Identity Automation’s comprehensive and advanced IAM platform automates identity and access management workflows to significantly reduce IT burden and enhance the user experience. With Identity Automation, Jamf will combine identity with device access in one unique solution, helping ensure secure devices and application access.
A dynamic identity is defined as a role that frequently changes and therefore requires adjustments to access. One such industry where dynamic identity management is a key challenge is in K-12 education. Educators and their students have dynamic identities where their roles and access frequently change based on class, grade, school, and district. Identity Automation's platform continuously adjusts access, device, and security policies based on real-time factors like schedules, shift changes, rosters, location, role and grade changes. By integrating dynamic identity management, Jamf can deliver one comprehensive security solution to benefit schools and other industries that rely on mobile-centric and deskless workflows, such as healthcare, retail, aviation, and field services.
"We're excited to bring Identity Automation's identity and access capabilities into the Jamf platform," said John Strosahl, CEO at Jamf. “By bringing our security solutions together, we’re creating a more streamlined and user-friendly experience that enables fast, dynamic access to all the resources users need to be productive. We see the huge potential to help organizations that have a shared-device model, deskless workers, temporary staff, or contractors. By removing cumbersome onboarding and off-boarding processes, users can be productive as soon as they pick up a device.”
Identity Automation's key product capabilities are delivered through its cloud-based IAM platform, RapidIdentity, and include:
•Identity Lifecycle Management - end-to-end lifecycle management automates provisioning, role assignments, and de-provisioning with real-time updates from HR and Student Information Systems, reducing IT workload.
•Access Governance - policy-driven configurations control who has access to systems and data, ensuring only the right people can access sensitive information at the right time.
•Authentication - customizable multi-factor authentication policies with role-based access, Single Sign-On (SSO), and rostering capabilities to provide frictionless access to digital learning materials.
"The Jamf team not only shares our passion for digital learning, but they also understand the challenges that come with it," said Jim Harold, CEO at Identity Automation. "As technology becomes more integral to the learning experience, safeguarding student data, securing access, and preventing cyber threats are more important than ever. But security shouldn't add friction. An intuitive user experience is essential to ensuring technology enhances rather than hinders the classroom experience. With Jamf, we will take great strides in further protecting and nurturing digital learning and expanding our joint capability to more industries that can benefit from dynamic identity."
Identity Automation’s dynamic role-based access offers unique workflows tailored to its core audiences in Education and Healthcare. These market segments encompass various role types that differ based on specific requirements. By implementing a flexible system that adapts to these role variations, customers can dynamically manage, synchronize, and authenticate appropriate access to the necessary systems, ensuring that access aligns with the individual’s current role and preference.
While Identity Automation operates as a standalone solution, it also has the flexibility to integrate with other identity and SSO solutions. It can support SSO, user provisioning, and authentication with solutions like Okta, Clever, and ClassLink, integrate with Microsoft Active Directory (AD) for authentication and MFA, and enable federation and SSO access for Google’s cloud-based applications.
Details Regarding the Proposed Acquisition
Under the terms of the purchase agreement, Jamf will acquire Identity Automation for approximately $215.0 million in cash consideration, subject to customary adjustments as set forth in the purchase agreement. The deal is expected to close by the end of the second quarter of fiscal year 2025, and is subject to customary closing conditions.
Kirkland & Ellis LLP served as legal adviser to Jamf. Macquarie Capital served as exclusive financial adviser to Identity Automation and McDermott Will & Emery LLP served as legal adviser to Identity Automation. Identity Automation was previously a portfolio company of Spotlight Equity Partners, a private equity firm investing in and helping scale growth software companies.
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment that is enterprise secure, consumer simple and protects personal privacy. To learn more, visit jamf.com.
About Identity Automation
Identity Automation provides identity and access management (IAM) solutions for K-12 and higher education. Its flagship platform safeguards learning environments, maximizes instructional time, and minimizes the load on Information & Educational Technology teams. Technology leaders turn to Identity Automation for its best-in-class security capabilities, time-saving automation, and flexible approach to managing digital identities. Headquartered in Houston, Texas, Identity Automation is trusted by Chicago Public Schools, Public Schools of North Carolina, Houston Community College, and hundreds of other institutions. To learn more visit: identityautomation.com.
Forward-Looking Statements
This release relates to a pending acquisition of Identity Automation, Inc. (“Identity Automation”) by Jamf Holding Corp. (“Jamf”, “we”, our” or “us”). This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding the anticipated benefits of the acquisition, and the anticipated impacts of the acquisition on our business, products, financial results, and other aspects of our and Identity Automation’s operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These risks, uncertainties, assumptions, and other factors include, but are not limited to: the effect of the announcement of the acquisition on the ability of Jamf or Identity Automation to retain key personnel or maintain relationships with customers, vendors, developers, community members, and other business partners; risks that the acquisition disrupts current plans and operations; the ability of the parties to consummate the acquisition on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the acquisition; our ability to successfully integrate Identity Automation’s operations; our and Identity Automation’s ability to execute on our business strategies relating to the acquisition and realize expected benefits and synergies; and our ability to compete effectively, including in response to actions our competitors may take following announcement of the acquisition. Further information on additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Forward-Looking Statements” and elsewhere in our Form 10-K for the year ended December 31, 2024, and the other filings and reports we make with the Securities and Exchange Commission from time to time. Moreover, both we and Identity Automation operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the acquisition, or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or our management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements.
Media Contact:
Liarna La Porta | media@jamf.com
Investor Contact:
Jennifer Gaumond | ir@jamf.com